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                                                                   EXHIBIT 10.35


                               FIRST AMENDMENT TO
                               DT INDUSTRIES, INC.
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


         WHEREAS, DT Industries, Inc. (the "Employer") adopted the DT Industries, Inc. Nonqualified Deferred Compensation Plan (the "Plan") effective as of January 1, 1999; and

         WHEREAS, the Employer, in Section 11 of the Plan, reserved the right to itself to amend the Plan at any time on a prospective basis; and

         WHEREAS, the Employer has determined to amend the Plan to permit participants to direct the investment of their accounts under the Plan separately from the direction of their accounts under the Employer's qualified plan, to provide that a participant who becomes a consultant to the Company shall not be deemed to have terminated employment or retired for purposes of this Plan, and to create within the Plan a separate Plan for participants who become consultants to the Company.

              NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1. Section 5 of the Plan is hereby deleted in its entirety and a new Section 5 is hereby added to read as follows:

5. Earnings on Investment Amounts. In addition to the other amounts credited to a Participant's Deferred Compensation Account, the Employer shall also credit (or reduce) an Employee's Deferred Compensation Account by an amount equal to the amount that would have been earned (or lost) if the amounts deferred hereunder were invested as directed by the Participant. A Participant may direct the investment of his or her account as provided herein by notifying the Employer and complying with the procedures announced from time to time by the Employer, which procedures shall include how often a Participant may change his or her investment directions and the effective date of any such change. A Participant may direct the investment of his or her account among the investment alternatives available under the Employer's 401(k) Plan by notifying the Employer of his or her investment directions under this Plan, in which case the earnings (or losses) on the Deferred Compensation Account shall be equal to the amount that would have been earned for (or lost) if the amounts deferred hereunder were invested as directed by the Participant under this Plan. Alternatively, a Participant may direct the investment of his or her account among the investment alternatives available under the Employer's 401(k) Plan by directing the investment of the account balance of his or her account under the Employer's 401(k) Plan and not notifying the Employer of a separate investment of his or her Deferred Compensation Account, in which case the earnings (or losses) on the Deferred Compensation Account shall be equal to the amount that would have been earned (or lost) if the amounts deferred hereunder were invested in approximately the same manner as the Employee's account balance under the

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          Employer's 401(k) Plan. Such amounts shall be referred to herein as the "Earnings Amounts" and shall be credited to (or deducted from) the Participant's Deferred Compensation Account at least annually (or more frequently at the discretion of the Employer). Earnings shall be credited on (or deducted from) a Deferred Compensation Account until all payments with respect to such account have been made hereunder. The Employer shall not be liable or otherwise responsible for any decrease in a Participant's Deferred Compensation Account because of the investment performance of the designated assets. The Employer, in its sole and absolute discretion, may (or may not) acquire any investment product or any other instrument or other wise invest any amount to provide the funds from which it can satisfy its obligations to make benefit payments under this Plan. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer.

2. Section 8(a) is hereby amended by adding a new sentence at the end thereof to read as follows:

     For purposes of this Plan, an Employee who retires or terminates employment with the Company but who becomes a paid consultant to the Company immediately following retirement or termination shall be deemed not to have retired or terminated employment for purposes of this Plan until the paid consulting relationship has terminated.

3.   A new Section 17 is hereby added to the Plan to read as follows:

     17. Deferred Compensation Plan for Consultants.

         (a) Establishment. The Company hereby establishes a separate plan for the benefit of its former employees who were Participants in this Plan and who become consultants to the Company within 60 days of retirement or termination of employment with the Company (herein the "Consultants"). This separate plan shall be referred to herein as the "Consultant Plan."

         (b) Deferral Election. A Consultant may elect to defer up to 100% of the consulting fees received by him from the Company by executing and delivering to the Company a Participant Agreement. Such amounts shall be credited to a separate Deferred Compensation Account on behalf of the Consultant. Such Deferred Compensation Account shall be 100% vested at all times. Upon termination of the consulting relationship, the Consultant's Deferred Compensation Account shall be paid out as though the Consultant had retired from the Company.

         (c)    Application of Plan Provisions. The provisions of Sections 2(a),
                (b), (e), (h), (m), (o), 3(b), 5, 6, 8, 9 (with the exception of Section 9(e)(1)), and 10

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                through 16 shall apply to this Consultant Plan. For purposes of this Section 17, reference to the term "Plan" in such Sections shall be deemed to refer to the Consultant Plan and reference to the term "Employee" or "Participant" shall be deemed to refer to the Consultant.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment effective as of August 31, 1999.



                                              DT INDUSTRIES, INC.


                                              By: /s/ BRUCE P. ERDEL
                                                 -------------------------------
                                                     Bruce P. Erdel
                                                     Senior Vice President,
                                                     Finance and Administration







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